Registration No. 333-275980

As filed with the Securities and Exchange Commission on February 13, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT # 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 ________________________

OYOCAR GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

98-1742455

(IRS Employer Identification Number)

5521

(Primary Standard Industrial Classification Code Number)

 ________________________

Oyocar Group Inc.

Colinas Marinas, Marbellas, Villa 10

Sosua, Dominican Republic 57000

Tel. 829-859-0389

Email: Info@oyocargroup.com

 (Address and telephone number of principal executive offices)

EASTBIZ.COM, INC.

 5348 VEGAS DRIVE

LAS VEGAS, NV 89108

TEL. 702-871-8678

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. There is no minimum purchase requirement for the offering to proceed.

OYOCAR GROUP INC.

10,000,000 SHARES OF COMMON STOCK

$0.02 per share

This is the initial offering of common stock of OYOCAR GROUP INC. and no public market currently exists for the securities being offered. We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $0.02 per share. We estimate our total offering registration costs to be approximately $12,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best-efforts basis, which means our President, Jonathan Rafael Perez Peralta, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Perez will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Anticipated Proceeds to Company

	If 25% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Gross proceeds	$50,000	$100,000	$150,000	$200,000
Offering expenses	$12,000	$12,000	$12,000	$12,000
Net proceeds	$38,000	$88,000	$138,000	$188,000

Oyocar Group Inc. is a development stage company and has recently started its operation. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

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There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC Markets Group’s platforms. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets Group’s platforms. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Mr. Perez and Ms. De Jesus, our officers, currently hold all shares outstanding in the company and will hold more than 50% of the outstanding shares even if all 10,000,000 shares offered here are sold. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.

Oyocar Group Inc. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). Please refer to our Prospectus Summary on page 5 for more information.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 14 BEFORE BUYING ANY SHARES OF OYOCAR GROUP INC.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2024

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WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” “OYOCAR,” AND “OYOCAR GROUP INC.” REFERS TO OYOCAR GROUP INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

OYOCAR GROUP INC.

We are a development stage company that sells used automobiles in the USA and the Dominican Republic. Our inventory will primarily come from car auctions, with additional purchases from used car dealerships and private individuals in the United States. Oyocar Group Inc. was incorporated in Nevada on July 10, 2023. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $38,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficient revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue, we may need a minimum of $12,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Colinas Marinas, Marbellas, Villa 10, Sosua, Dominican Republic 57000. Our phone number is 829-859-0389.

From inception (July 10, 2023) until the date of this filing, we have had limited operating activities. Our financial statements from inception (July 10, 2023) through November 30, 2023, reports no revenues and a net loss of $8,066. Our independent registered public accounting firm has issued an audit opinion for Oyocar Group Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our Company, developed our business plan, identified our first customer and purchasing the first car for him, and are looking for auto dealers in the Dominican Republic to sign an agreement with. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $38,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $38,000, our business may fail. We do not anticipate earning sufficient revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	OYOCAR GROUP INC.
Securities Being Offered:	10,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$200,000
Securities Issued and Outstanding:

There are 11,985,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our officer and sole director, Jonathan Rafael Perez Peralta (7,985,000 shares) and by our secretary, Julissa De Jesus (4,000,000 shares).

If we are successful at selling all the shares in this offering, we will have 21,985,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $12,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $200,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from July 10, 2023 (Inception) to August 31, 2023.

Financial Summary	August 31, 2023 ($) (Audited)
Cash and Deposits	4,000
Total Assets	4,000
Total Liabilities	988
Total Stockholder’s Equity	3,012

Statement of Operations	Accumulated From July 10, 2023 (Inception) to August 31, 2023 ($) (Audited)
Revenue	-
Cost of goods Sold	-
Total Operating Expenses	988
Net Loss	(988)

The tables and information below are derived from our unaudited financial statements for the three-month ended November 30, 2023.

Financial Summary	November 30, 2023 ($) (Unaudited)
Cash and Deposits	430
Total Assets	4,359
Total Liabilities	1,428
Total Stockholder’s Equity	2,931

Statement of Operations	For The Three-Month Ended November 30, 2023 (Unaudited)
Revenue	-
Cost of goods Sold	-
Total Operating Expenses	8,066
Net Loss	(8,066)

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RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS ASSOCIATED TO OUR BUSINESS

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL AT LEAST 25% OF THE SHARES IN THIS OFFERING AND RECEIVE AT LEAST 25% OF THE MAXIMUM PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our officers for the acquisition of their shares as well as loans from Mr. Perez. In the event we do not sell 25% of the shares and raise 25% of the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on July 10, 2023; we have not yet commenced our business operations; and we have realized no revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on July 10, 2023 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate sufficient revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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WE HAVE IDENTIFIED ONE CUSTOMER ONLY AND WE CANNOT GUARANTEE WE WILL EVER HAVE NEW CUSTOMERS. EVEN IF WE OBTAIN NEW CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS, WE WILL HAVE TO CEASE OPERATIONS.

We plan that our revenue will come from the selling used automobiles; therefore, we need to attract enough customers to buy our automobiles. We have identified one customer only who prepaid us for used automobiles to date and we cannot guarantee that we will ever have any new customers. Even if we obtain customers for our used automobiles, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE PLAN TO EXPORT AUTOMOBILES OVERSEAS, WE COULD BE AFFECTED BY DISRUPTIONS IN DELIVERY.

Because we intend to export used automobiles and deliver them directly to our potential customers at foreign ports, we believe that disruptions in shipping deliveries may affect us. Deliveries of our automobiles may be disrupted through factors such as:

(i) work stoppages, strikes and political unrest;

(ii) problems with ocean shipping, including work stoppages and shipping container shortages;

(iii) increased inspections of import shipments or other factors causing delays in shipments; and

(iv) economic crises, international disputes and wars.

Any of the foregoing disruptions could disrupt our operations and lead to a complete loss of your investment.

THE IMPORT AND EXPORT OF AUTOMOBILES ARE SUBJECT TO A RANGE OF RISKS THAT CAN SIGNIFICANTLY IMPACT OUR ABILITY TO DEVELOP OUR BUSINESS AND EXECUTE PLANNED OPERATIONS.

These risks stem from various factors, including regulatory, financial, operational, and geopolitical domains. Understanding and managing these risks are crucial for maintaining the viability and growth of our operations in the international automobile trade.

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Regulatory Risks. Regulations related to the import and export of automobiles can be complex and subject to change. These may include safety and environmental standards that vehicles must meet to be eligible for import or export. Failure to comply with these regulations can result in the denial of entry for our vehicles, leading to significant delays and increased costs. Furthermore, sudden changes in regulatory policies in either the originating or destination country can impact our planned operations by necessitating unplanned modifications to our vehicles or changing the legal landscape overnight.

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Taxes and Tariffs. The imposition of import or export taxes and tariffs is a significant financial risk. Changes in trade policies between countries can lead to increased tariffs, affecting the cost structure and pricing strategies of our operations. The ability to pay these taxes and tariffs is crucial for the smooth flow of goods across borders. Any financial constraints in this regard can lead to delays, confiscation of automobiles, or penalties, adversely affecting our business operations and financial health.

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Customs Clearance Activities. Customs clearance involves a series of activities including documentation, inspection, and compliance checks, which can be complex and time-consuming. Delays or failures in customs clearance can result from incomplete or incorrect documentation, failure to meet import/export requirements, or logistical challenges. These can lead to significant delays, increased storage costs, and potential damage to vehicles during extended storage periods.

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Geopolitical and Economic Instability. Geopolitical tensions and economic instability in either the exporting or importing country can introduce significant risks. These may include but are not limited to, sanctions, embargoes, or trade wars that can severely restrict or alter the terms of international trade. Such factors can unpredictably disrupt supply chains, leading to delays, increased costs, or loss of market access.

OUR PLANNED BUSINESS OPERATIONS, PARTICULARLY THE PURCHASE AND INTERNATIONAL TRANSPORT OF VEHICLES BY THIRD PARTIES FOR THIRD PARTIES, ARE EXPOSED TO SIGNIFICANT RISKS DUE TO OUR CURRENT LACK OF COMPREHENSIVE INSURANCE COVERAGE.

Without insurance, we bear full financial responsibility for any loss or damage to vehicles during transit. This includes, but is not limited to, damages from accidents, theft, natural disasters, or other unforeseen events. The cost of replacing or repairing vehicles can be substantial and could significantly affect our financial stability. Engaging in international transport without adequate insurance may expose us to legal and regulatory penalties, especially if insurance is mandated by law or regulation in any of the jurisdictions in which we operate. Non-compliance could lead to fines, legal disputes, and reputational damage. In the event that transported vehicles cause damage to third-party property or injury to individuals, we could be held liable for such damages or injuries. Without liability insurance, we would have to cover all associated costs, including legal fees and compensation, out of pocket. Any significant financial losses due to uninsured events could lead to operational disruptions. This might include delays in the delivery schedule, increased costs for risk mitigation strategies, or the inability to fulfill contractual obligations, potentially resulting in lost business and damaged client relationships. Our decision not to maintain insurance could negatively impact our reputation among clients, partners, and within the broader industry. Stakeholders may view this as a lack of professionalism or a disregard for the risks associated with our business activities, which could lead to a loss of trust and business opportunities.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

THE AUTOMOTIVE RETAILING INDUSTRY IS CYCLICAL AND IS SENSITIVE TO CHANGING ECONOMIC CONDITIONS. GENERAL ECONOMIC SLOWDOWN OR RECESSION COULD ADVERSELY IMPACT OUR BUSINESS.

Sales of motor vehicles historically have been subject to substantial cyclical variation characterized by periods of oversupply and weak demand. We believe that many factors affect the industry, including consumer confidence in the economy, the level of personal discretionary spending, interest rates, fuel prices, credit availability and unemployment rates. At this time, we cannot predict the severity or duration of future slowdowns and we cannot assure that our business will not be materially adversely affected by them.

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BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND JONATHAN RAFAEL PEREZ PERALTA, OUR SOLE DIRECTOR AND OFFICER, AS WELL AS AND JULISSA DE JESUS, OUR SECRETARY, RESIDE OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. PEREZ AND MS. DE JESUS, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. PEREZ OR MS. DE JESUS.

Our principal operations and assets are located outside of the United States, and Jonathan Rafael Perez Peralta, our officer and sole director, as well as Ms. De Jesus, our secretary, are non-residents of the United States. Therefore, it may be difficult to effect service of process on Mr. Perez and Ms. De Jesus in the United States, and it may be difficult to enforce any judgment rendered against Mr. Perez and Ms. De Jesus. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Perez or and Ms. De Jesus, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of the Dominican Republic may render that investor unable to enforce a judgment against the assets of Mr. Perez or Ms. De Jesus. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell the same or similar makes of new and used vehicles in our markets at competitive prices. Other competitors include private market buyers and sellers of used vehicles and used vehicle dealers. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our used automobiles at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on similar used automobiles in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE OUR OFFICERS WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCKS, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Perez and Ms. De Jesus, our officers, currently hold all shares outstanding in the company and will hold more than 50% of the outstanding shares even if all 10,000,000 shares offered here are sold. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Perez and Ms. De Jesus may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

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OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION.

Because we are in the business of selling used automobiles that we purchase in the United States to customers in Dominican Republic, we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only two employees who are also our officers. We depend entirely on Jonathan Rafael Perez Peralta and Ms. De Jesus for all of our operations. The loss of Mr. Perez or Ms. De Jesus would have a substantial negative effect on our company and may cause our business to fail. Mr. Perez and Ms. De Jesus have not been compensated for their services since our incorporation, and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Perez’s or Ms. De Jesus’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officers and director. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

BECAUSE OUR OFFICERS AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Jonathan Rafael Perez Peralta and Ms. De Jesus, our officers will only be devoting limited time to our operations. They will be devoting approximately 20 hours a week to our operations. Because our officers and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR OFFICERS AND SOLE DIRECTOR HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Jonathan Rafael Perez Peralta and Julissa De Jesus, our officers have no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

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AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive thus, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

Our president, MR. PEREZ does not have any prior experience OFFERING AND SELLING SECURITIES , and our offering does not require a mimimum amount to be raised. as a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

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Mr. Perez does not have any experience conducting a security offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on July 10, 2023 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $38,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Markets Group’s platforms. The OTC Markets Group’s platforms are a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Markets Group’s platforms are not an issuer listing service, market or exchange. Although the OTC Markets Group’s platforms do not have any listing requirements, to be eligible for quotation, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets Group’s platforms. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Markets Group’s platforms that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Oyocar Group Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT SUFFICIENT REVENUE, WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $12,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Jonathan Rafael Perez Peralta, our officer and sole director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Perez’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Markets Group’s platforms. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $12,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets Group’s platforms.

ANTI-TAKEOVER PROVISIONS MAY LIMIT SHAREHOLDER ABILITY TO INFLUENCE CORPORATE DECISIONS

Our corporate charter and bylaws, in conjunction with Nevada corporate law, include provisions that could have an anti-takeover effect, potentially deterring takeover attempts that some shareholders might consider beneficial. These provisions are designed to enhance the stability of our corporate governance and promote the long-term interests of our shareholders. However, they may also have the effect of delaying, deferring, or preventing a change in control of our company, including transactions that some shareholders might deem to be in their best interests. Specifically, Nevada's "control share laws" may limit the ability of acquirers to obtain a controlling interest in our company without the approval of our board of directors. This could prevent or discourage attempts to acquire our company, even where such an acquisition is favored by some of our shareholders. Furthermore, these laws could hinder the ability of our shareholders to approve a transaction that they believe would provide them with a substantial premium for their shares.

While these provisions can protect our company from hostile takeovers and maintain the integrity of our corporate policies and strategy, they may also limit the opportunities for our shareholders to sell their shares at a premium over prevailing market prices. Investors should be aware that these anti-takeover provisions could diminish their ability to influence corporate governance and decision-making, which could adversely affect the value of their investment.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 11,985,000 shares are currently issued and outstanding. If we sell the 10,000,000 shares being offered in this offering, we would have 21,985,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. Our use of net proceeds is listed in the order of priority in which you intend to use them. There is no assurance that we will raise the full $200,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Gross proceeds	$50,000	$100,000	$150,000	$200,000
Offering expenses	$12,000	$12,000	$12,000	$12,000
Net proceeds	$38,000	$88,000	$138,000	$188,000
SEC reporting and compliance	$12,000	$12,000	$12,000	$12,000
Establishing an office	$2,000	$2,000	$2,000	$2,000
Marketing and advertising	$3,000	$6,000	$12,000	$20,000
Salary to employees	$-	$9,000	$18,000	$18,000
Used Automobiles Purchase	$21,000	$59,000	$94,000	$136,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $12,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Jonathan Rafael Perez Peralta, our president and sole director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Perez’s verbal agreement to provide us with loans for registration costs is non-binding, discretionary, and does not include an interest rate or other material terms.

If we raise less than $38,000, we may need additional financing. We do not currently have any arrangements for additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Our founder, Jonathan Rafael Perez Peralta, has agreed to loan us additional funds in the case we raise less than $38,000 to implement our business plan and maintain reporting status and quotation on the OTC Markets Group’s platforms when and if our common stocks become eligible for trading on the OTC Markets Group’s platforms. As of today, Mr. Perez has not made a written or verbal agreement to loan the company additional funds if we raise less than $38,000 needed for our business plan. Furthermore, no interest rate or other material terms have been discussed. Mr. Perez has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Perez will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Perez. Mr. Perez will be repaid from revenues of operations if and when we generate substantial revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of November 30, 2023 was negative $998 or approximately negative $0.0001 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 30, 2023.

The following table sets forth as of November 30, 2023, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.02	$0.02	$0.02	$0.02
Post offering net tangible book value	$37,002	$87,002	$137,002	$187,002
Post offering net tangible book value per share	$0.0026	$0.0051	$0.007	$0.0085
Pre-offering net tangible book value per share	(0.0001)	(0.0001)	(0.0001)	(0.0001)
Increase (Decrease) in net tangible book value per share after offering	$0.0027	$0.0052	$0.0071	$0.0086
Dilution per share	$0.0174	$0.0149	$0.013	$0.0115
% dilution	87%	75.5%	65%	57.5%
Capital contribution by purchasers of shares	$50,000	$100,000	$150,000	$200,000
Capital Contribution by existing stockholders	$11,985	$11,985	$11,985	$11,985
Percentage capital contributions by purchasers of shares	80.66%	82.3%	92.6%	94.35%
Percentage capital contributions by existing stockholders	19.34%	10.7%	7.4%	5.65%
Gross offering proceeds	$50,000	$100,000	$150,000	$200,000
Anticipated net offering proceeds	$38,000	$88,000	$138,000	$188,000
Number of shares after offering held by public investors	2,500,000	5,000,000	7,500,000	10,000,000
Total shares issued and outstanding	14,485,000	16,985,000	19,485,000	21,985,000
Purchasers of shares percentage of ownership after offering	17.26%	29.44%	38.49%	45.49%
Existing stockholders’ percentage of ownership after offering	82.74%	70.56%	61.51%	54.51%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $430 as of November 30, 2023. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Jonathan Rafael Perez Peralta, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of November 30, 2023, Mr. Perez has advanced to us $1,428. Mr. Perez, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $38,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period, we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Colinas Marinas, Marbellas, Villa 10, Sosua, Dominican Republic 57000. Our phone number is 829-859-0389.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing. If we do not generate sufficient revenue, we may need a minimum of $12,000 of additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated no revenues and no sufficient revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

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To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $200,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We were incorporated in the State of Nevada on July 10, 2023. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has generated no revenue and just recently started our operations. If we are unable to successfully find customers who will buy used automobiles from us, we may quickly use up the proceeds from this offering.

Our business is selling used automobiles from USA auctions. We plan to resell used cars in the USA and Dominican Republic. We have generated no revenues and our principal business activities to date consist of creating a business plan , searching for auto dealers in the Dominican Republic to sign agreements with, identifying our first customer and purchasing the first car for him . Our business plan is designed to cater to both individuals and auto dealers as our customers.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell used automobiles that we purchase in the United States to customers in the USA and Dominican Republic. Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

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Establish our Office

Time Frame: 1st- 3rd months.

Costs: $2,000

Upon completion of the offering, we intend to establish an office in the Dominican Republic. To make this happen, we'll buy essential office items like computers, phones, supplies, and furniture. Our president and director, Jonathan Rafael Perez Peralta, will handle the initial administrative tasks. We estimate that the total cost for setting up the office and getting all the necessary equipment and supplies will be approximately $2,000.

Negotiate agreements with potential car dealers and clients

Time Frame: 2nd -12th months.

No material costs.

Once our office is established, we'll reach out to potential clients and begin discussions to work together. Initially, our focus will be on local car dealers, especially those specializing in used cars. We aim to establish agreements with these dealers in the USA and the Dominican Republic to showcase our cars in their inventory. We are considering consignment agreements that would allow us to arrange for auto dealers to hold and sell vehicles on our behalf, as well as distribution agreements to facilitate the sale of vehicles in the Dominican Republic. Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

As of today, we have identified only one customer and purchased the first car for him.

Develop and Implement Marketing Strategy

Time Frame: 4th – 12th  months.

Costs: $3,000-$20,000

Our President, Jonathan Rafael Perez Peralta, will lead our marketing efforts to promote our cars and services. We're not just plan to sell to individual buyers; we're also looking to make deals with dealers to sell our cars to them in bulk.

To spread the word effectively, we'll use various marketing tools:

-	Online Marketing: This includes advertising on the internet through our website and social media platforms.

-	Offline Advertising: We'll use traditional advertising methods like billboards, newspaper and magazine ads, and radio commercials.

-	Participation in Auto Shows: We plan to showcase our cars in automobile shows and expos to reach a wider audience.

-	Billboards: We'll place billboard advertisements on streets, in used automobile markets, near vehicle service stations, and in garage areas.

We believe, that this multi-pronged approach will help us reach potential customers both online and offline, making our presence felt in various channels to attract buyers and potential dealers.

Buying pre-owned vehicles

Time Frame: 4th -12th months

Cost: $18,000-$132,000.

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Our inventory will primarily come from car auctions, with additional purchases from used car dealerships and private individuals in the United States. Our plan to purchase automobiles in the price range approximately $8,000-$15,000 each. As of today, we have purchased one used car.

Hire Sales Associates

Time Frame: 6th-12th month.

Cost: $9,000-$18,000

If we sell half of the offered shares, we'll hire one salesperson whose main responsibility will be to find new customers for our used cars. However, if we successfully sell at least 75% of the shares, we'll expand our team by bringing in two sales associates to further boost our customer base.

In summary, if we sell at least 25% shares in this offering, we should be in full operation and selling our used automobiles within 12 months of completing our offering. Even if we start to sell our automobiles, there is no assurance that our operations will be profitable. If we are unable to attract customers to buy our used cars we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

Jonathan Rafael Perez Peralta and Julissa De Jesus, our officers will be devoting approximately 20 hours a week to our operations. Once we expand operations, and can attract more and more customers to buy our used automobiles, Mr. Perez and Ms. De Jesus have agreed to commit more time as required. Because our officers will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
SEC reporting and compliance	12,000	12,000	12,000	12,000
Establishing an office	2,000	2,000	2,000	2,000
Marketing and advertising	3,000	6,000	12,000	20,000
Salary to employees	-	9,000	18,000	18,000
Used Automobiles Purchase	21,000	59,000	94,000	136,000
Total	$38,000	$88,000	$138,000	$188,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

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We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on July 10, 2023 to August 31, 2023

During the period we incorporated the Company and prepared a business plan. Our financial statements from inception (July 10, 2023) through August 31, 2023, reports no revenues and a net loss of $988. Our general and administrative expenses that we incurred in the period ended August 31, 2023 unclude the incorporation expenses and the payment for a Nevada Annual List of Directors and a Nevada Business License. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 11,985,000 shares of common stock to our officers for net proceeds of $11,985.

For the Three Months Ended November 30 , 2023

Our financial statements for the three months ended November 30, 2023, reports no revenues and a net loss of $8,066. Ourgeneral and administrative expenses that we incurred in the three months ended November 30, 2023 include the auditros’s fee, bank charges and amortization.

LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2023, the Company had $430 cash and our liabilities were $1,248, comprising $1,428 owed to Jonathan Rafael Perez Peralta, our officer and sole director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $38,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 11,985,000 shares of common stocks to our sfficers, at a price of $0.001 per share, for aggregate proceeds of $11,985.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Jonathan Rafael Perez Peralta, our president and sole director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Perez has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Perez’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $38,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term, we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $12,000.

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The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise at least $38,000 under this offering, the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

GENERAL DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on July 10, 2023. Our business strategy involves buying used cars from a variety of sources in the United States, including used car dealerships, private sellers, and dealer auctions. We then intend to sell these acquired vehicles to customers both in the USA and the Dominican Republic, with our customer base consisting of private individuals as well as other car dealers. Our primary procurement strategy involves acquiring used cars through auctions, prioritizing cost-efficiency even if the vehicles have some damage. We intend to source spare parts from the United States due to lower prices, and we'll ship them alongside the purchased cars to the Dominican Republic. The actual car repairs and maintenance will be conducted in the Dominican Republic, taking advantage of lower labor costs in that region.

We developed a website where we plan to showcase a wide range of used cars along with their prices. Additionally, we'll use the website to promote our services and provide information about our fees. We depend on the proceeds from this offering for our short-term liquidity needs to fund future purchases. In a long term, we may need additional financing. We do not currently have any arrangements for additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Because we are not certain how we will fund our long-term liquidity needs, we have no ability to assess when we might be profitable. Our principal office address is located at Colinas Marinas, Marbellas, Villa 10, Sosua, Dominican Republic 57000. Our telephone number is 829-859-0389. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have generated no revenue.

We are in the business of selling used cars sourced from the United States to customers in both the USA and the Dominican Republic. We'll rely on the expertise of Jonathan Rafael Perez Peralta, our officer and sole director, who has knowledge of the automobile industry. Our services encompass inspecting the cars, making necessary repairs, handling shipping logistics, and managing customs clearance when required. Depending on the number of shares that we sell from this offering, we'll keep a small inventory of cars. These cars will be popular models that sell quickly, and our aim is to ensure that we have a turnover rate of around 60 days for all the cars in our inventory. We'll showcase the cars we own on our website, allowing customers to browse and select vehicles that match their budget and preferences. Customers can also request specific cars that are not currently listed on our website by specifying the make, model, and year they desire. When we don't have the requested cars in stock, we'll search for them at auctions or through connections with other car dealers. If customers want us to find cars for them individually through auctions or other channels, we'll provide this service for a fee ranging from 5-10% of the car's cost.

We plan to sell our used cars at prices that are 10% to 20% higher than what we paid for them. We'll typically ask customers to pay the full amount upfront, but this may not always happen. In some cases, we'll accept a partial payment upfront and the rest within 7 days after the car has been shipped from the sea port. When we don't have a specific car in our inventory, we'll usually request upfront payment before we buy the car on the customer's behalf. However, there's no guarantee that we'll receive the desired commission payment, which might lead to us having to lower our car prices, resulting in reduced profits or even losses. If we purchase cars without prepayment and are unable to sell them for an extended period or not at all, it could lead to revenue loss and disrupt our business operations.

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Inventory

We plan to acquire used vehicles in various ways, including buying them directly from individual customers and from other sources like auctions, wholesalers, dealers (both franchised and independent), and companies that own vehicle fleets, such as leasing and rental companies. Our primary procurement strategy involves acquiring used cars through auctions, prioritizing cost-efficiency even if the vehicles have some damage. We intend to source spare parts from the United States due to lower prices, and we'll ship them alongside the purchased cars to the Dominican Republic. The actual car repairs and maintenance will be conducted in the Dominican Republic, taking advantage of lower labor costs in that region.

Before selling any car, we'll conduct a thorough inspection covering multiple aspects of the vehicle, including the engine, fuel and cooling systems, transmission, electronics, suspension, brakes, steering, air conditioning, interior, and optional features. For routine maintenance and minor repairs, we'll collaborate with specialized third-party service providers. This approach ensures that the vehicles we offer are in good condition and meet our quality standards before they are made available for sale.

The motor vehicle market in the Dominican Republic

Importation of Used Cars: The Dominican Republic had a thriving market for used cars, often imported from the United States and other countries. These used cars are popular due to their affordability compared to new vehicles.

Preference for Japanese Brands: Japanese car brands such as Toyota, Honda, and Nissan were highly popular among Dominican consumers due to their reputation for reliability and fuel efficiency.

Strong Demand for SUVs and Pickup Trucks: Given the country's diverse terrain and often challenging road conditions, SUVs and pickup trucks are in high demand. They are commonly used for both personal and commercial purposes.

Government Regulations: The Dominican government had regulations and taxes in place for the importation of vehicles, which affected the prices of both new and used cars. Import duties, taxes, and environmental regulations could influence the cost of vehicles.

Growing Middle Class: A growing middle class in the Dominican Republic, along with increased access to financing options, contributed to higher car ownership rates and boosted the demand for automobiles.

Challenges: While the market was promising, it also faced challenges like road infrastructure, traffic congestion in major cities, and issues related to vehicle safety and emissions standards.

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Marketing and Advertising

We intend to rely on our officer and sole director, Jonathan Rafael Perez Peralta to market our services and products. We believe that a successful marketing strategy often involves a mix of different approaches, tailored to our target audience and business goals. Regularly evaluation and adjusting our strategies based on performance data to ensure the best possible results. Our marketing strategy includes:

1.

Establish a Professional Website: This gives us greater control over our brand and allows us to provide detailed information about our services and inventory. It makes us visible to a global audience 24/7, enhances our professional image, provides a hub for sharing details about our business, enables cost-effective digital marketing, makes our content available on various devices, and can serve as an online store, boosting sales opportunities.

2.

Search Engine Optimization (SEO): We plan to optimize our website for search engines so that it ranks well in Google and other search results when people search for used cars or related services. This will increase organic traffic to your site.

3.

Social Media Marketing: In addition to Facebook and Instagram, we intent also to consider other platforms like Twitter, LinkedIn, and TikTok. We plan to create engaging content, run targeted ads, and actively engage with our audience to build a loyal following.

4.

Email Marketing: We plan to build an email list of potential customers and send them regular updates, promotions, and newsletters. We intend to personalize our emails to cater to their specific interests and needs.

5.

Content Marketing: We plan to create informative and valuable content related to the used car industry. This could include blog posts, videos, and infographics. We intend to share this content on our website and social media.

6.

Paid Advertising: We are going to invest in paid advertising campaigns on platforms like Google Ads and Facebook Ads. These platforms allow us to target specific demographics and interests, increasing the chances of reaching potential customers.

7.	Collaborations and Partnerships: We plsn to form partnerships with related businesses, such as auto repair shops or car rental companies, to cross-promote each other's services.

8.

Customer Reviews and Testimonials: We intend to encourage satisfied customers to leave reviews on your website, Google My Business, and other review platforms. Positive reviews can significantly impact potential buyers' decisions.

9.

Customer Retention: We intend to maintain ongoing relationships with our existing customers. We will offer loyalty programs, discounts for repeat buyers, and excellent customer service to encourage them to return.

Competition

The used and new car retail business is highly competitive. Consumers typically have many choices when deciding where to purchase a used or new vehicle. The company’s largest competition is franchised new dealerships, which sell the majority of late model used vehicles. We also compete with independent dealers, rental companies and private parties. We believe that the principal competitive factors in used vehicle sales are price; ability to offer a wide selection of vehicles, including the more popular makes and models; quality of the vehicles; location of retail site; and degree of customer satisfaction with the car-buying experience. Other competitive factors include the ability to offer or arrange customer financing on competitive terms and the quality and cost of primary and extended warranties.

There are few barriers of entry in the used car retail business and level of competition is extremely high. There are many domestic and international car dealers and dealership companies and we will be in direct competition with them. Many large automobile dealerships have greater financial capabilities than us and will be able to provide more favorable credit terms to the buyers of cars. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer greater price discounts than us which may also cause us to lose business. In addition, we will be competing with unlicensed private sellers of automobiles.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations. Our planned business operations, particularly the purchase and international transport of vehicles by third parties for third parties, are exposed to significant risks due to our current lack of comprehensive insurance coverage. The absence of insurance presents several potential risks that could materially impact our business:

Financial Liability for Loss or Damage: Without insurance, we bear full financial responsibility for any loss or damage to vehicles during transit. This includes, but is not limited to, damages from accidents, theft, natural disasters, or other unforeseen events. The cost of replacing or repairing vehicles can be substantial and could significantly affect our financial stability.

Legal and Regulatory Risks: Engaging in international transport without adequate insurance may expose us to legal and regulatory penalties, especially if insurance is mandated by law or regulation in any of the jurisdictions in which we operate. Non-compliance could lead to fines, legal disputes, and reputational damage.

Third-Party Liability: In the event that transported vehicles cause damage to third-party property or injury to individuals, we could be held liable for such damages or injuries. Without liability insurance, we would have to cover all associated costs, including legal fees and compensation, out of pocket.

Operational Disruptions: Any significant financial losses due to uninsured events could lead to operational disruptions. This might include delays in the delivery schedule, increased costs for risk mitigation strategies, or the inability to fulfill contractual obligations, potentially resulting in lost business and damaged client relationships.

Reputational Risk: Our decision not to maintain insurance could negatively impact our reputation among clients, partners, and within the broader industry. Stakeholders may view this as a lack of professionalism or a disregard for the risks associated with our business activities, which could lead to a loss of trust and business opportunities.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have two employees , Jonathan Rafael Perez Peralta and Julissa De Jesus. We intend to hire additional employees on an as-needed basis.

Offices

Our business office is located at Colinas Marinas, Marbellas, Villa 10, Sosua, Dominican Republic 57000. This is the office provided by our Officer and Sole Director, Jonathan Rafael Perez Peralta. Our telephone number is 829-859-0389. We do not pay any rent to Mr. Perez and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

The auto sales industry has a huge number of regulations and laws handed down by both state and federal legislatures. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We acknowledge the extensive regulatory framework governing the auto sales industry at both the state and federal levels. Our operations are designed to fully comply with all relevant regulations, rules, and directives, which encompass a wide range of areas including vehicle safety standards, environmental regulations, consumer protection laws, and licensing requirements for auto dealerships. Despite the substantial number of regulations, we do not anticipate a material impact on our business operations for several reasons:

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Compliance as a Core Operation: Our business model inherently incorporates regulatory compliance into its core operational processes. This includes adherence to vehicle inspection standards, environmental compliance for emissions, and transparent customer transactions.

-

Proactive Regulatory Approach: We have established a forward-looking approach to remain informed about regulatory changes. This involves actively monitoring updates in legislation and seeking expert advice when necessary. Such vigilance enables us to preemptively adjust our business practices, effectively reducing the potential impact of these changes on our operations.

-

Scalable and Flexible Business Model: Our business model is designed to be scalable and flexible, allowing us to adjust our operations as needed to accommodate regulatory requirements without significant disruption or cost.

-	Industry Experience and Expertise: Our sole officer and director possesses experience in the auto sales industry. This expertise enables us to navigate regulations effectively.

However, it is important to acknowledge that, despite our comprehensive compliance strategies and operational adaptability, the regulatory landscape is subject to change. New regulations or changes in existing laws could pose unforeseen challenges. While we are confident in our ability to manage and adapt to regulatory requirements, there remains an inherent risk that significant regulatory changes could impact our business operations or financial condition.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Jonathan Rafael Perez Peralta Colinas Marinas, Marbellas, Villa 10, Sosua, Dominican Republic 57000	35	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)
Julissa De Jesus	21	Secretary

Jonathan Rafael Perez Peralta has acted as our President, Treasurer and sole Director since our incorporation on July 10, 2023. Mr. Perez has incorporated the company and owns 66.62% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Perez was going to be our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, and sole member of our board of directors. For the last 10 years Mr. Perez, has been managing his own car rental business, Ogando Rent Car in Sosua, Dominican Republic.

Julissa De Jesus has acted as our Secretary since our incorporation on July 10, 2023. After graduating a school in 2019, she has been working as a secretary in Ogando Rent Car, the Mr. Perez’s car rental business.

During the past ten years, Mr. Perez and Ms. De Jesus have not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Perez or Ms. De Jesus were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Perez’s or Ms. De Jesus’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Jonathan Rafael Perez Peralta, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on July 10, 2023 until August 31, 2023:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Jonathan Rafael Perez Peralta, President and Treasurer	July 10, 2023 to August 31, 2023	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Julissa De Jesus Secretary	July 10, 2023 to August 31, 2023	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Perez and Ms. De Jesus currently devote approximately twenty hours per week to manage the affairs of the Company. They have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

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There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (July 10, 2023) to August 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Jonathan Rafael Perez Peralta	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jonathan Rafael Perez Peralta will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Perez’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Perez, directly or indirectly, from the Company.

On July 10, 2023, we issued a total of 7,985,000 shares of restricted common stock to Jonathan Rafael Perez Peralta, our officer and sole director in consideration of $7,985. Further, Mr. Perez has advanced funds to us. As of November 30, 2023, Mr. Perez has advanced to us $1,428. Mr. Perez will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Perez. Mr. Perez will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate substantial  revenues from our operations. The obligation to Mr. Perez does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Perez or the repayment of the funds to Mr. Perez. The entire transaction was oral. Mr. Perez is providing us office space free of charge and we have a verbal agreement with Mr. Perez that, if necessary, he will loan the company funds to complete the registration process.

On July 10, 2023, we issued a total of 4,000,000 shares of restricted common stock to Julissa De Jesus, our Secretary in consideration of $4,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) as of February 13, 2024 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Jonathan Rafael Perez Peralta Colinas Marinas, Marbellas, Villa 10, Sosua, Dominican Republic 57000	7,985,000 shares of common stock (direct)	66.62%
Common Stock	Julissa De Jesus Colinas Marinas, Marbellas, Villa 10, Sosua, Dominican Republic 57000	4,000,000 shares of common stock (direct)	33.38%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of  February 13, 2024, there were 11,985,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 11,985,000 shares of common stock were issued to our officers, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTC Markets Group’s platforms a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 10,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Mr. Perez, our prsident and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Perez will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

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1. Our president and sole director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our president and sole director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our president and sole director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our president and sole director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our president and sole director;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

Our officers do not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

29

Subscription funds that are accepted by the Company will be deposited directly into its operating account and will not be held in escrow, trust or similar account. The funds will be available for immediate use by the Company. The Company does not have a minimum capitalization requirement and therefore no other subscription, escrow or impound account is being established for the Offering.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $10,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and

-	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Oyocar Group Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  February 13, 2024, there were 11,985,000 shares of our common stock issued and outstanding those were held by two registered stockholders of record and no shares of preferred stock issued and outstanding. Our officer and sole director, Jonathan Rafael Perez Peralta owns 7,985,000 shares of our common stock currently issued and outstanding, and Julissa De Jesus, our secretary owns 4,000,000 shares of our common stock currently issued and outstanding.

30

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Although our corporation is incorporated in Nevada, we currently do not have any shareholders residing in Nevada. Furthermore, this offering will not be conducted within the State of Nevada, nor do we intend to sell shares to its residents. Our business operations are conducted outside Nevada, and we have no immediate plans to engage in business activities within the state, either directly or through an affiliate corporation.It is important to note that, as a Nevada-incorporated entity, we are subject to Nevada corporate statutes. These laws apply universally to all corporations incorporated in the state, regardless of their operational or shareholder geographical distribution. While most Nevada corporate statutes are applicable to our corporation, we acknowledge that specific provisions may not directly pertain to our corporation or certain transactions.

In particular, Nevada's 'control share laws' could potentially influence takeover transactions. However, given our current operational structure and shareholder base, along with the nature of this offering, we believe the direct impact of these laws on our corporation is limited at this time.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

31

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Oyocar Group Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

BF BORGERS CPA PC, our independent registered public accounting firm, has audited our financial statements for the year ended August 31, 2023 and the period from inception (July 10, 2023) to August 31, 2023 included in this prospectus and registration statement. These financial statements are included elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

32

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by BF BORGERS CPA PC.

Our audited financial statements from inception to August 31, 2023, immediately follow:

33

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Oyocar Group Inc.

Opinion on the Financial Statements

We have audited the accompanying  balance sheet of Oyocar Group Inc. (the "Company") as of August 31, 2023, the related statement of operations, stockholders' equity (deficit), and cash flows for the period July 10, 2023 (Inception) through August 31, 2023 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2023, and the results of its operations and its cash flows for the period July 10, 2023 (Inception) through August 31, 2023, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2023

Lakewood, CO

December 11, 2023

F-1

OYOCAR GROUP INC. BALANCE SHEET
AUGUST 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$4,000
Total current assets	4,000
TOTAL ASSETS	$4,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Advances from related party	$988
Total current liabilities	988
Total Liabilities	988

Commitments and contingencies

Stockholders’ Deficit
Common stock, $0.001 par value, 75,000,000 shares authorized; 11,985,000 shares issued and outstanding	11,985
Common stock subscribed, 7,985,000 shares	(7,985)
Additional paid-in-capital	-
Accumulated deficit	(988)
Total Stockholders’ Deficit	3,012
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,000

The accompanying notes are an integral part of these financial statements.

F-2

OYOCAR GROUP INC.

STATEMENT OF OPERATIONS

For the period from Inception (July 10, 2023) to August 31, 2023
OPERATING EXPENSES
General and administrative expenses	988
Total operating expenses	(988)
Loss before provision for income taxes	(988)

Provision for income taxes	-

Net loss	$(988)
Loss per common share:
Basic and Diluted	$(0.00)
Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	11,985,000

The accompanying notes are an integral part of these financial statements.

F-3

OYOCAR GROUP INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THE PERIOD FROM INCEPTION (JULY 10, 2023) to AUGUST 31, 2023

			Common	Additional
	Common Stock		Stock	Paid-In-	Accumulated
	Shares	Amount	Subscribed	Capital	Deficit	Total

Balance at July 10, 2023 (Inception)	-	$-	$-	$-	$-	$-
Shares issued	11,985,000	11,985	(7,985)	-	-	4,000
Net loss	-	-		-	(988)	(988)
Balances as of August 31, 2023	11,985,000	$11,985	$(7,985)	$-	$(988)	$3,012

The accompanying notes are an integral part of these financial statements.

F-4

OYOCAR GROUP INC.

STATEMENT OF CASH FLOWS

For the period from Inception (July 10, 2023) to August 31, 2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(988)
Net cash used in operating activities	(988)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	988
Proceeds from sale of common stock	4,000
Net cash provided by financing activities	4,988
Change in cash and equivalents	4,000
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$4,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest	$-
Taxes	$-

NON-CASH ACTIVITIES:
Common Stock	$7,985
Common Stock subscribed	$(7,985)

The accompanying notes are an integral part of these financial statements.

F-5

OYOCAR GROUP INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED AUGUST 31, 2023

NOTE 1 – ORGANIZATION AND BUSINESS

OYOCAR GROUP INC. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on July 10, 2023. The Company is in the business of selling used automobiles in the USA and Dominican Republic.

The Company has adopted a August 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of August 31, 2023 have been prepared using generally accepted accounting principles in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated losses from inception (July 10, 2023) to August 31, 2023 of $988. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. As of August 31, 2023, the company has $4,000 in the bank account.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

F-6

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2023.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include accounts payable and advances from related party. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Income Taxes

Income taxes are provided in accordance with ASC 740, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, “Revenue from Contracts with Customers”, and all related interpretations for recognition of our revenue from tours and services.

Revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with customer;
-	Identification of the performance obligations in the contract;
-	Determination of the transaction price;
-	Allocation of the transaction price to the performance obligations in the contract; and
-	Recognition of revenue when, or as, we satisfy performance obligation.

Earnings per Share

The company adheres to the provision of ASC 260, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

F-7

NOTE 4– CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On July 10, 2023 the Company issued 4,000,000 and 7,985,000 shares of its common stock at $0.001 per share.

As of August 31, 2023, the Company had 11,985 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since July 10, 2023 (Inception) through August 31, 2023, the Company’s sole officer and director loaned the Company $988 to pay for incorporation costs.  As of August 31, 2023, the amount outstanding was $988. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 -  INCOME TAXES

The reconciliation of the provision for income taxes at the U.S. statutory rate of 21% for the period ended August 31, 2023 is as follows:

Tax benefit at U.S. statutory rate	$(207)
Change in valuation allowance	207

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at August 31, 2023 are as follows:

Deferred tax assets:
Net operating loss	$207
Valuation allowance	(207)

The Company has approximately $988 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2043. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 -  SUBSEQUENT EVENTS

On September 8, 2023, the Company received $7,985 from proceeds from issuance of common shares.

F-8

F-9

OYOCAR GROUP INC. BALANCE SHEETS
	NOVEMBER 30, 2023	AUGUST 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$430	$4,000
Total current assets	430	4,000

Non-Current Assets
Computer and Software	$3,929	-
Total non-current assets	3,929	-

TOTAL ASSETS	$4,359	$4,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Advances from related party	$1,428	$988
Total current liabilities	1,428	988
Total Liabilities	1,428	988

Commitments and contingencies

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
11,985,000 shares issued and outstanding	11,985	11,985
Common stock subscribed, 7,985,000 shares	-	(7,985)
Additional paid-in-capital	-	-
Accumulated deficit	(9,054)	(988)
Total Stockholders’ Equity	2,931	3,012
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,359	$4,000

The accompanying notes are an integral part of these financial statements.

F-10

OYOCAR GROUP INC.

STATEMENT OF OPERATIONS

THREE MONTHS ENDED NOVEMBER 30, 2023
OPERATING EXPENSES
General and administrative expenses	8,066
Total operating expenses	(8,066)
Loss before provision for income taxes	(8,066)

Provision for income taxes	-

Net loss	$(8,066)

Loss per common share:
Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	11,985,000

The accompanying notes are an integral part of these financial statements.

F-11

OYOCAR GROUP INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM INCEPTION (JULY 10, 2023) to NOVEMBER 30, 2023

	Common Stock		Common Stock	Additional Paid-In-	Accumulated
	Shares	Amount	Subscribed	Capital	Deficit	Total
Balance at July 10, 2023 (Inception)	-	$-	$-	$-	$-	$-
Shares issued	11,985,000	11,985	(7,985)	-	-	4,000
Net loss	-	-	-	-	(988)	(988)
Balances as of August 31, 2023	11,985,000	$11,985	$(7,985)	$-	$(988)	$3,012

Shares issued	-	-	7,985	-	-	7,985
Net loss	-	-	-	-	(8,066)	(8,066)
Balances as of November 30, 2023	11,985,000	$11,985	$0	$-	$(9,054)	$2,931

The accompanying notes are an integral part of these financial statements.

F-12

OYOCAR GROUP INC.

STATEMENT OF CASH FLOWS

THREE MONTHS ENDED NOVEMBER 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,066)
Amortization	11
Net cash used in operating activities	(8,055)

CASH FLOWS FROM INVESTING ACTIVITIES
Computer	$(440)
Website	(3,500)
Net cash used in investing activities	(3,940)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	440
Proceeds from shares subscribed	7,985
Net cash provided by financing activities	8,425
Change in cash and equivalents	(3,570)
Cash and equivalents at beginning of the period	4,000
Cash and equivalents at end of the period	$430

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest	$-
Taxes	$-

NON-CASH ACTIVITIES:	$-

The accompanying notes are an integral part of these financial statements.

F13

OYOCAR GROUP INC. NOTES TO THE AUDITED FINANCIAL STATEMENTS FOR THE PERIOD ENDED NOVEMBER 30, 2023

NOTE 1 – ORGANIZATION AND BUSINESS

OYOCAR GROUP INC. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on July 10, 2023. The Company is in the business of selling used automobiles in the USA and Dominican Republic.

The Company has adopted a August 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of November 30, 2023 have been prepared using generally accepted accounting principles in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated losses from inception (July 10, 2023) to November 30, 2023 of $9,054. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. As of November 30, 2023, the company has $430 in the bank account.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

F14

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2023.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include accounts payable and advances from related party. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Income Taxes

Income taxes are provided in accordance with ASC 740, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, “Revenue from Contracts with Customers”, and all related interpretations for recognition of our revenue from tours and services.

Revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with customer;
-	Identification of the performance obligations in the contract;
-	Determination of the transaction price;
-	Allocation of the transaction price to the performance obligations in the contract; and
-	Recognition of revenue when, or as, we satisfy performance obligation.

Earnings per Share

The company adheres to the provision of ASC 260, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

F15

NOTE 3 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

As of November 30, 2023, the Company had 11,985 shares issued and outstanding.

NOTE 4– FIXED ASSETS, NET

Fixed assets at November 30, 2023, are summarized as follows:

	Estimated Useful Life (In years)	November 30, 2023
Website	5	3,500
Computer	5	440
		3,940

Less: Accumulated depreciation		(11)
		$3,929

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since July 10, 2023 (Inception) through November 30, 2023,the Company’s sole officer and director loaned the Company $1,428. As of November 30, 2023, the amount outstanding was $1,428. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 -  SUBSEQUENT EVENTS

The Company has evaluated subsequent events from November 30, 2023 to December 16, 2023 and has determined the following items to disclose:

In December 2023, the Company received prepayment of $17,500 to purchase a car.

F16

PROSPECTUS

10,000,000 SHARES OF COMMON STOCK

OYOCAR GROUP INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$29.52
Auditor Fees and Expenses	$8,000.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$750.00
Transfer Agent Fees	$750.00
TOTAL	$12,029.52

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Oyocar Group Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Oyocar Group Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Jonathan Rafael Perez Peralta Colinas Marinas, Marbellas, Villa 10 Sosua, Dominican Republic 57000	July 10, 2023	7,985,000	$7,985.00

Julissa De Jesus Colinas Marinas, Marbellas, Villa 10 Sosua, Dominican Republic 57000	July 10, 2023	4,000,000	$4,000.00

We issued the foregoing restricted shares of common stock to our officers and sole director pursuant to Section 4(2) of the Securities Act of 1933. They are sophisticated investors, are our officers, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant *
5.1	Opinion of LinnLaw Corp., A Professional Corporation
23.1	Consent of BF BORGERS CPA PC
23.2	Consent of LinnLaw Corp., A Professional Corporation (contained in exhibit 5.1)
107	Filing Fee Table*

* - previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sosua, Dominican Republic on February 13, 2024.

OYOCAR GROUP INC.

By:		/s/ Jonathan Rafael Perez Peralta
	Name:	Jonathan Rafael Perez Peralta
	Title:	President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jonathan Rafael Perez Peralta
Jonathan Rafael Perez Peralta	President, Treasurer, and Director (Principal Executive, Financial and Accounting Officer)	February 13, 2024

/s/ Julissa De Jesus
Julissa De Jesus	Secretary	February 13, 2024

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